UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48443 Alpha Drive #190, Wixom, Michigan 48393

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 (this “Amendment”) to the Current Report on Form 8-K originally filed by Workhorse Group Inc. (“Company”) with the Securities and Exchange Commission (the “SEC”) on December 15, 2025 (the “Original Report”), as amended on February 26, 2026 (“Amendment No. 1”), is being filed solely for the purpose of (i) refiling Exhibit 99.1 to Amendment No. 1 to include the audit report of Marcum LLP (“Marcum”) for the fiscal year ended December 31, 2023 and revise the audit report of CBIZ CPAs P.C. (“CBIZ”) for the fiscal year ended December 31, 2024 previously included in Exhibit 99.1 to Amendment No. 1 to remove certain references to Marcum from that report; and (ii) filing the consent of Marcum and filing a new consent of CBIZ for the revised report. As noted, Exhibit 99.1 as filed with Amendment No. 1 included the audit report of CBIZ, which acquired the attest business of Marcum effective November 1, 2024. After the filing of Amendment No. 1, the Company was informed of the necessity of the changes described herein. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Report or Amendment No. 1, and no changes were made to the financial statements or notes to financial statements contained in Amendment No. 1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of CBIZ CPAs P.C.
23.2	Consent of Marcum LLP
99.1	Audited restated consolidated financial statements of Motiv Power Systems, Inc. and related notes thereto as of and for the years ended December 31, 2024 and 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: March 24, 2026	By:	/s/ Robert M. Ginnan
	Name:	Robert M. Ginnan
	Title:	Chief Financial Officer

2